UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sypris Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2012 Annual Meeting

and

Proxy Statement

SYPRIS SOLUTIONS, INC.

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. EDT
Tuesday, May 8, 2012

PLACE	Lower Level Seminar Room
101 Bullitt Lane, Louisville, Kentucky 40222

ITEMS OF BUSINESS	(1) To elect three Class I members of the Board of Directors, whose terms are described in the Proxy Statement.
(2) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

RECORD DATE	Holders of record of Sypris Common Stock at the close of business on March 14, 2012 are entitled to vote at the meeting.

ANNUAL REPORT	The Company’s 2011 Annual Report, which is not a part of the proxy soliciting materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares in one of four ways:
(1)	Visit the Web site noted on your proxy card to vote via the Internet;
(2)	Use the toll-free telephone number on your proxy card to vote by telephone;
(3)	Sign, date and return your proxy card in the enclosed envelope to vote by mail; or
(4)	Attend the meeting in person.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

John R. McGeeney

Vice President, General Counsel and Secretary

March 30, 2012

Important Notice Regarding the Availability of Proxy Materials

The notice of annual meeting of stockholders to be held on May 8, 2012, this Proxy Statement, form of proxy card and the Sypris Solutions 2011 Annual Report on Form 10-K are available at www.sypris.com/proxymaterials.

Sypris Solutions, Inc. 101 Bullitt Lane, Suite 450 Louisville, KY 40222

PROXY STATEMENT

We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors of Sypris Solutions, Inc. of proxies to be voted at our 2012 Annual Meeting of Stockholders and at any postponement or adjournment thereof. In this Proxy Statement, we refer to Sypris Solutions, Inc. as “Sypris,” “Sypris Solutions,” “we,” “our” or “the Company.”

You are cordially invited to attend the Annual Meeting on May 8, 2012, beginning at 10:00 a.m. EDT. The Annual Meeting will be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222.

We are first mailing this Proxy Statement on or about March 30, 2012, to holders of our Common Stock at the close of business on March 14, 2011 which is the “Record Date” for the Annual Meeting.

Proxies and Voting Procedures

Stockholder of Record: Shares Registered in Your Name

Your vote is important. If you are a stockholder of record, you may a) vote in person at the meeting, b) vote by proxy using the enclosed proxy card, c) vote by proxy over the telephone, or d) vote by proxy on the internet, in each case as described below. You may still attend the meeting and vote in person even if you have already voted by proxy. In order to vote over the Internet or via telephone, please call the number or go to the website identified on the enclosed proxy card and follow the instructions. The Internet and telephone voting facilities will close at 12:00 a.m. EDT on May 8, 2012.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote before the deadline) or by voting by ballot at the Annual Meeting. Simply attending the annual meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy card. Otherwise, your shares may not be voted with respect to certain proposals, including the election of directors.

Voting Procedures

All shares entitled to vote and represented by proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

Holders of Sypris Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

On the Record Date, March 14, 2012, there were 19,861,673 shares of Sypris Common Stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at the Company’s offices at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, between 8:30 a.m. and 5:30 p.m. local time.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists, but shares held by a broker, bank or other nominee and not voted on any matter will not be counted for such purpose. Therefore, if you hold shares through a broker, bank or other nominee it is important that you contact your broker with your voting instructions. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Gill Family

As of the Record Date, the Gill family beneficially owned an aggregate of 8,738,763 shares or 43.2% of the Company’s outstanding Common Stock. For further information on ownership of Common Stock by the Gill family, see Stock Ownership of Certain Beneficial Owners.

Multiple Stockholders Sharing the Same Address

Multiple stockholders who share a single address will receive only one Annual Report and Proxy Statement at that address. This practice, known as “householding,” reduces printing and postage costs. However, if you wish to receive a separate copy of the Annual Report or Proxy Statement in the future, you may contact your broker, bank or nominee directly or contact Sypris at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 or at 502-329-2000. If you own your shares through a broker, bank or other nominee, and you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting the bank, broker or nominee.

Cost of Proxy Solicitation

Sypris will pay the cost of soliciting proxies. Sypris may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, without additional compensation, in person or by telephone, facsimile or other electronic means.

Notice Regarding Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting described above. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly accessible Web site. The notice of annual meeting of stockholders, proxy statement, form of proxy card and annual report on Form 10-K are available at www.sypris.com/proxymaterials.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors has adopted the Sypris Solutions, Inc. Guidelines on Corporate Governance (the “Guidelines”). The Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, but not limited to, Board of Directors and Committee composition and operation, director compensation and risk management. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines on an annual basis, and reporting any recommended changes to the Board of Directors. A copy of the Guidelines is available on the Company’s website at www.sypris.com.

During 2011, the Board of Directors held five regular meetings and one special meeting, and the Committees held eleven meetings. All directors attended greater than 90% of the Board meetings and meetings of Committees of which they are members. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, more than a majority of the directors have attended all Annual Meetings. Seven of the eight directors attended the 2011 Annual Meeting.

Independence

The Board of Directors has determined that John F. Brinkley, William G. Ferko, William L. Healey, Sidney R. Petersen and Robert Sroka are “independent” as defined by NASDAQ’s listing standards. Each of our Audit and Finance, Compensation, and Nominating and Governance committees is composed only of independent directors as identified below under the heading “Committees of the Board of Directors.”

In December 2011, the independent directors selected John F. Brinkley to serve a one-year term as Lead Independent Director. Mr. Brinkley, as Lead Independent Director, presides over periodic independent sessions of the Board of Directors in which only independent directors participate. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing to the Lead Independent Director, c/o Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Communications with Stockholders

Our Board of Directors welcomes communications from our stockholders. Stockholders may send communications to the Board of Directors, or to any director in particular, c/o Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222. Any stockholder correspondence addressed to the Board of Directors, or to any director in particular, in care of the Company, is forwarded by us to the addressee.

Committees of the Board of Directors

During 2011, the Board of Directors had three ongoing Committees: the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit and Finance Committee

The current members of the Audit and Finance Committee are William G. Ferko (Chairman), Sidney R. Petersen and Robert Sroka. Each member of the Audit and Finance Committee satisfies the additional requirements of the SEC and NASDAQ for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board of Directors has also determined that each of Sidney R. Petersen and William G. Ferko qualify as an “audit committee financial expert” as defined by SEC rules. During 2011, the Audit and Finance Committee met four times. The functions of the Audit and Finance

Committee are described below under the heading Audit and Finance Committee Report. The Audit and Finance Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The Audit and Finance Committee reviews and reassesses the adequacy of the Audit and Finance Committee Charter on an annual basis. The Audit and Finance Committee Charter is available on the Company’s website at www.sypris.com.

Compensation Committee

The current members of the Compensation Committee are John F. Brinkley (Chairman), Robert Sroka and William L. Healey. During 2011, the Compensation Committee met five times. The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of executive officers and reviewing the compensation of directors. The Committee generally approves equity awards for the Company’s other employees and non-equity compensation for the Company’s executive officers. However, the Committee has delegated to the Company’s Chief Executive Officer the discretion to award to non-executive employees in any one calendar year up to 100,000 stock options in the aggregate, with a maximum individual award of 10,000. The Company’s Chief Executive Officer, with assistance from the Director of Human Resources and their support staff, provides recommendations to the Compensation Committee regarding compensation for those employees reporting directly to the Chief Executive Officer. However, the Committee retains full discretion to modify any compensation recommendations by the Chief Executive Officer or other members of management.

In 2011, the Company’s management engaged the assistance of Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to assist the Compensation Committee in reviewing total compensation for the Company’s named executive officers, other key employees and directors. Pearl Meyer provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions regarding the Chief Executive Officer, the Company’s other executives and the directors. In 2011, direct access to Pearl Meyer, with or without management in attendance, was offered to the Compensation Committee, on an “as needed” basis. Company management also engaged Pearl Meyer for assistance with general trends in compensation, specific advice with respect to particular employees and data requests to help clarify the appropriate compensation benchmarks for unique or “hybrid” job descriptions. For compensation decisions affecting 2012, the Company will continue to utilize the assistance of Pearl Meyer.

The Compensation Committee operates pursuant to a formal written charter that sets out the functions that it is to perform. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. A copy of the Compensation Committee Charter is available on the Company’s website at www.sypris.com.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are William L. Healey (Chairman), John F. Brinkley and William G. Ferko. During 2011, the Nominating and Governance Committee met two times. The functions of the Nominating and Governance Committee include recommending nominees to the Board of Directors for election as directors of the Company and evaluating the performance and effectiveness of the Board of Directors. The Nominating and Governance Committee also makes recommendations to the Board of Directors from time to time as to matters of corporate governance.

The Nominating and Governance Committee employs an independent director profile to assess candidates for inclusion in the Company’s recommended slate of independent director nominees. The Nominating and Governance Committee takes a number of attributes into account during the nomination process, including an individual’s demonstrated leadership, maturity and public company experience. The Nominating and Governance Committee also places a value on building a diversity of viewpoints and backgrounds on the Board of Directors, including diversity of religions, races, genders, nationalities, educational backgrounds, work experiences and extracurricular interests, which can have a positive impact on the business. A mix of talents, backgrounds, experiences and geographic locations of the individual Board members is also important and is considered in the evaluation of potential candidates. In addition, the Nominating and Governance Committee will consider an individual’s integrity and commitment, as well as a candidate’s experience in our core market industries, certain targeted knowledge areas, complex multi-industry and/or technological areas and manufacturing or service operations.

All nominees for election at this Annual Meeting of Stockholders are currently directors and were previously elected by stockholders. To date, the Nominating and Governance Committee has not engaged third parties to identify or evaluate potential director candidates. Currently, subject to any rights stockholders have to nominate director candidates under our bylaws, the Company’s policy is not to seek or accept director nominations recommended by security holders (other than those directors who are also security holders, acting in their capacity as directors), and has not received any such nominations by any non-director security holders to date. In light of the Company’s current size, market position and historically low rates of director turnover, the policy of the Nominating and Governance Committee has been to develop and maintain contacts with potential candidates for future membership on the Board, primarily through the business relationships of the Company’s current and former officers and directors. The Committee is actively considering the addition of one or more Directors, but no final decisions have yet been made by the Board of Directors as of the date of this Proxy Statement.

The Nominating and Governance Committee operates pursuant to a formal written charter that sets out the functions that it is to perform. The Nominating and Governance Committee reviews and reassesses the adequacy of the Nominating and Governance Committee Charter on an annual basis. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.sypris.com.

Board Leadership and Risk Oversight

The Company’s Board of Directors (“Board”) consists of our Chairman of the Board, Robert E. Gill, our President and Chief Executive Officer, Jeffrey T. Gill, R. Scott Gill and five independent directors. Additionally, the independent directors annually select a Lead Independent Director. Our independent directors generally meet in executive session, chaired by our Lead Independent Director, several weeks in advance of each regularly scheduled Board meeting. During 2011, the Lead Independent Director presided over four such meetings. The Board has three standing committees—Audit and Finance, Compensation, and Nominating and Governance, each of the committees is comprised solely of independent directors.

The Board with and through its committees is actively involved in oversight of risks that could affect the Company. While the oversight of certain risks related to compensation, financial or governance matters is conducted primarily through designated committees of the Board, as disclosed more fully in the charters of each of such committees, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Audit and Finance Committee is generally responsible for oversight of the Company’s relationship with its public accountants, financial reporting and internal controls, debt and credit agreements, and other financial compliance matters. The Compensation Committee is generally responsible for oversight of the recruitment, retention and motivation of the Company’s executive management and other employees, including compensation, performance evaluation processes and succession planning matters for directors, officers and other key personnel. The Nominating and Governance Committee is generally responsible for oversight of the nominating and self-evaluative processes with respect to service on the Company’s Board of Directors, and for oversight of other corporate governance matters.

Pursuant to our bylaws, our Guidelines and general practices, the Board reviews and determines the best board leadership structure for the Company at least annually. As part of our periodic board self-evaluation process, we evaluate our leadership structure to ensure that the Board continues to believe that it provides an effective and efficient structure for the Company and stockholders.

We believe that our current board leadership structure is common among other public companies in the United States, and that this leadership structure has been effective for the Company. We believe that having a separate Chairman of the Board and Chief Executive Officer, independent chairs for each of the Audit, Compensation, Nominating and Governance Committees and a Lead Independent Director provides a focused leadership structure for the Company and the Board. Together with regular executive planning, analysis and reporting, we believe that this structure provides effective oversight of the material risks and opportunities facing the Company on an ongoing basis.

Code of Business Conduct

We have a corporate responsibility and compliance program which includes a written code of business conduct. We require all employees, including all officers and senior level executives, to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work. The code of business conduct requires each of our employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest, fair and ethical manner and otherwise act with integrity. Employees are required to report any conduct they believe to be an actual or apparent violation of the code of business conduct or other Company policies and procedures. The code of business conduct details the procedures for confidential and anonymous reporting by employees and emphasizes our policy of non-retaliation. Our code of business conduct can be found on our corporate website at www.sypris.com.

Transactions with Related Persons

The Company’s code of business conduct requires all directors, executive officers and other employees of the Company to disclose and seek prior approval of any related person transaction. The Company’s directors, including the Chief Executive Officer and President, must report any potential conflict of interest to the Audit and Finance Committee, in accordance with the Guidelines and the Audit and Finance Committee Charter. The other executive officers must report any potential conflict of interest to the Chief Executive Officer and President. The Audit and Finance Committee may approve, ratify or reject the transaction or refer the transaction to the full Board of Directors or other appropriate Committee of the Board, in its discretion. In addition, the Company requires each director, director nominee and executive officer to disclose any transactions involving related parties, or other potential conflicts of interest, in an annual written questionnaire. For 2011, no related person transactions (as defined in Item 404(a) of Regulation S-K) were reported or otherwise discovered by the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has served as the Company’s independent public accountants since and including the fiscal year ended December 31, 1989. Although the Audit and Finance Committee has not yet completed its process for selecting the independent public accountant for the Company with respect to its 2012 financial statements, the Audit and Finance Committee has approved the interim engagement of Ernst & Young LLP to perform audit and audit-related services with respect to 2012. The Audit and Finance Committee’s selection process includes consideration of the following factors: continuity of experience with the Company’s business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees. The Audit and Finance Committee has approved the fees described below for 2011. The Audit and Finance Committee believes that the fees paid for non-audit services are compatible with the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Billed by Ernst & Young LLP

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2010 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Years Ended December 31,
	2011	2010(5)
Audit Fees (1)	$831,050	$784,325
Audit-Related Fees (2)	—	1,611
Tax Fees (3)	146,498	161,551
All Other Fees (4)	—	—

Total	$977,548	$947,487

(1)	Audit Fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, consultation regarding accounting and reporting matters related to the audit, review of documents filed with the SEC and an attestation report on the Company’s internal control over financial reporting for 2011 and 2010.

(2)	Audit-Related Fees principally include technical research tools and assistance in assessing the impact of proposed standards, rules or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies.

(3)	Tax Fees consist of tax return preparation fees, tax services other than those directly related to the audit of the income tax provision, review of state and local income tax planning opportunities, foreign tax research and international transfer pricing analysis.

(4)	All Other Fees consist of fees other than Audit Fees, Audit-Related Fees and Tax Fees.

(5)	Fees reported for 2010 include payments made in 2011 for fees incurred for 2010 and may not match those fees reported in the Company’s 2011 Proxy Statement.

Policy on Audit and Finance Committee Pre-Approval of Audit and Non-Audit Services of Independent Public Accountants

The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants, either by a vote of a quorum of the Committee at any meeting or by the Committee’s authorized delegate for approvals between meetings, all of which are reported to the Committee at its next meeting. These services may include audit services, audit-related services, tax services and other services. With some exceptions for certain longer-term projects, pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent public accountants and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. None of the services provided by the independent public accountants under the categories Audit-Related and Tax described above were approved by the Audit and Finance Committee pursuant to the waiver of pre-approval provisions set forth in Rule 2-01(c) of Regulation S-X.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee met with management periodically during the year to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit and Finance Committee discussed these matters with the Company’s independent public accountants and with appropriate Company financial personnel. The Audit and Finance Committee also discussed with the Company’s senior management and independent public accountants and auditors the processes used to support the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit and Finance Committee met privately with both the independent public accountants and Company financial personnel, each of whom has unrestricted access to the Audit and Finance Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent public accountants, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles. Ernst & Young LLP is also responsible for performing an audit of the Company’s internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board and expressing an opinion that the Company maintained effective internal control over financial reporting based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit and Finance Committee is responsible for monitoring and overseeing these processes.

The Audit and Finance Committee reviewed with management and Ernst & Young LLP the Company’s draft of Form 10-K for 2011, including the Company’s audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those materials prior to issuance and filing with the Securities and Exchange Commission. Management has represented, and Ernst & Young LLP has confirmed, to the Audit and Finance Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Finance Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. A U Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communications with auditors.

In addition, the Audit and Finance Committee has received from the independent public accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, has discussed with the independent public accountants their independence from the Company and its management, and has considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining the auditor’s independence. Ernst & Young LLP has confirmed by letter that, in its professional judgment, it is independent of the Company. The Audit and Finance Committee is not aware of any issues which could impair the independence of Ernst & Young LLP.

The Audit and Finance Committee reviewed and pre-approved Ernst & Young LLP’s proposed audit plans, audit scope, identification of audit risks and fees, either by vote of the Committee or by approval of the Committee’s authorized delegate acting between meetings. The Audit and Finance Committee also reviewed and pre-approved all non-audit services performed by Ernst & Young LLP.

In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

William G. Ferko (Chairman)

Sidney R. Petersen

Robert Sroka

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with terms that expire at successive annual meetings. Three Class I directors will be elected at the Annual Meeting to serve for a three-year term expiring at our annual meeting in 2015 or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement. We expect each nominee for election as a director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by the Board of Directors.

The Board of Directors has nominated John F. Brinkley, Robert E. Gill and William L. Healey to be elected at the Annual Meeting as Class I directors whose terms will expire in 2015. All nominees are current directors.

Set forth below are the principal occupation of and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting. The biographies of each of the nominees and continuing directors that follow contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company beginning in 2012.

Vote Required and Recommendation of the Board of Directors

Nominees receiving the greatest number of votes duly cast for the election of directors will be elected. Abstentions and shares held by a broker, as nominee and not voted, are not counted as votes cast for purposes of, and therefore will have no impact as to, the election of directors. The Board of Directors recommends a vote FOR the election of the above-named nominees as Class I directors.

CLASS I DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2015

John F. Brinkley Age 74	John F. Brinkley has served as a director of Sypris since April 2005. Mr. Brinkley retired as General Manager, North American Automotive Operations Export Sales for Ford Motor Company in 1995 after a 33 year career with Ford. He also served in a variety of responsible management positions with Ford in Europe, including Vice President of Marketing, Director of Southern Europe Sales Operations and Director of Truck Operations. Mr. Brinkley is Chairman of the Compensation Committee, a member of the Nominating and Governance Committee and the Lead Independent Director. The Nominating and Governance Committee believes that based on his experience and expertise in the general management, strategic planning and management, marketing, and leadership of a large organization in the automotive sector, Mr. Brinkley’s continued service as a director is in the Company’s best interest.

Robert E. Gill Age 86	Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill. The Nominating and Governance Committee believes that based on his experience and expertise in financial matters, strategic planning and executive management, Mr. Gill’s continued service as a director is in the Company’s best interest.

William L. Healey Age 67	William L. Healey has served as a director of Sypris since 1997. Mr. Healey currently serves as a private investor and business consultant. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also serves as a director of Microsemi Corporation and Pro-Dex Inc. Mr. Healey is Chairman of the Nominating and Governance Committee and is a member the Compensation Committee. The Nominating and Governance Committee believes that based on his experience and expertise in strategic planning and as a former public company Chief Executive Officer in the electronics sector, Mr. Healey’s continued service as a director is in the Company’s best interest.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2013

R. Scott Gill Age 53	R. Scott Gill has served as a director of Sypris and its predecessor since 1983. Mr. Gill served as Managing Broker for Baird & Warner, a residential real estate brokerage firm, from June 2007 to October 2011. From June 2005 to June 2007, he served as a Managing Member of Astor & Longwood, LLC, a real estate development and investment company. Mr. Gill served as a Managing Broker with Coldwell Banker Residential Brokerage from 2003 to 2005 and as a Managing Broker and Associate with Koenig & Strey GMAC Real Estate, a residential real estate firm from 1999 to 2003. Mr. Gill served as Senior Vice President and Secretary of Sypris from 1997 to 1998, and as Vice President and Secretary of its predecessor from 1983 to 1998. R. Scott Gill is the son of Robert E. Gill and the brother of Jeffrey T. Gill. The Nominating and Governance Committee believes that based on his experience, in-depth knowledge of the Company and expertise in public policy and business management, Mr. Gill’s continued service as a director is in the Company’s best interest.

Robert Sroka Age 62	Robert Sroka has served as a director of Sypris since 1997. Mr. Sroka has served as Principal of Rockland Advisory Group, an investment banking firm since May 2010, and served as Managing Director of Corporate Solutions Group, LLC, an investment banking firm, from December 2003 until May 2010. Mr. Sroka also served as Managing Partner of Lighthouse Partners, a private investment and business consulting company from 1998 to 2005. From June 2007 until his resignation in August 2009, Mr. Sroka was a director of North Shore Acquisition Corp., a blank check company. From November 2004 until February 2007, Mr. Sroka was a Vice President of Ardent Acquisition Company, a blank check company that merged with Avantair, Inc. Mr. Sroka served as Managing Director of Investment Banking-Mergers and Acquisitions, for J.P. Morgan from 1994 to 1998. Prior to 1994, Mr. Sroka served in a variety of senior executive positions with J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance. He also has served as a director of Stampede Meats, Inc., a supplier of processed meat products, since 2008. He served as a director of North American Insurance Leaders, Inc., a blank check company that was liquidated in May 2008, and as non-executive chairman of the board of Avado Brands, Inc., an operator of restaurants, from November 2003 until May 2005. On February 4, 2004, Avado Brands, Inc. filed a voluntary petition under the federal bankruptcy laws, from which it emerged in May 2005. He is a member of the Audit and Finance Committee and the Compensation Committee. The Nominating and Governance Committee believes that based on his experience and expertise in finance, investment banking and diverse board service and as a former public company executive officer, Mr. Sroka’s continued service as a director is in the Company’s best interest.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2014

William G. Ferko Age 57	William G. Ferko has served as a director of Sypris since January 2005. Mr. Ferko has served as Senior Vice President and Chief Risk Management Officer for Republic Bank & Trust Company since April 2009. From January 2008 through January 2009, Mr. Ferko served as Chief Financial Officer for Philips BU Professional Luminaires North America, a manufacturer of lighting fixtures and controls. From 1998 through January 2008, he served as Vice President and Chief Financial Officer of Genlyte Group Incorporated, the predecessor to Philips BU Professional Luminaires North America. Prior to 1998, he served in several finance positions for Tenneco Inc., including its automotive and packaging divisions and as Chief Financial Officer for Monroe Auto Equipment Company and Goss Graphic Systems. Mr. Ferko is Chairman of the Audit and Finance Committee and a member of the Nominating and Governance Committee. The Nominating and Governance Committee believes that based on his experience and expertise in finance, accounting and audit functions, and public policy, Mr. Ferko’s continued service as a director is in the Company’s best interest.

Jeffrey T. Gill Age 56	Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. Mr. Gill has served as a director of Sypris and its predecessor since 1983. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill. The Nominating and Governance Committee believes that based on his experience and expertise in financial matters and management, Mr. Gill’s continued service as a director is in the Company’s best interest.

Sidney R. Petersen Age 81	Sidney R. Petersen has served as a director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998. Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil in 1984, where he served in a variety of increasingly responsible management positions since 1955. He is a member of the Audit and Finance Committee. The Nominating and Governance Committee believes that based on his experience and expertise in financial matters, accounting and audit, financial markets, capital allocation, strategic planning and as a former public company Chief Executive Officer and Board Chairman, Mr. Petersen’s continued service as a director is in the Company’s best interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the beneficial ownership of our Common Stock as of March 14, 2012 for (a) each director and nominee for director of the Company; (b) each person who is known by us to own 5% or more of our Common Stock; (c) the person who in 2011 served as the President and Chief Executive Officer of the Company; (d) the two other most highly compensated executive officers named in the Summary Compensation Table; and (e) the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such securities.

	Shares Beneficially Owned Common Stock
	Number	Percent
Robert E. Gill (1)	16,000	*
253 Canton Avenue East
Winter Park, Florida 32789

Jeffrey T. Gill (2)	6,326,734	31.4%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

R. Scott Gill (3)	5,670,695	28.5%
161 East Chicago Avenue
Chicago, Illinois 60611

GFP I, LP (4)	3,274,666	16.5%
1220 North Market Street, Suite 606
Wilmington, Delaware 19801

Gill Family Capital Management, Inc. (5)	3,274,666	16.5%
101 Bullitt Lane, Suite 450
Louisville, KY 40222

John F. Brinkley (6)	44,179	*
William G. Ferko (7)	59,909	*
William L. Healey (8)	62,102	*
Sidney R. Petersen (9)	103,737	*
Robert Sroka (10)	46,821	*
John J. Walsh (11)	166,642	*
Brian A. Lutes (12)	125,276	*
Current directors and executive officers as a group (14 persons) (13)	9,977,289	49.0%

Dimensional Fund Advisors LP (14)	1,421,701	7.1%
Needham Investment Management, LLC (15)	1,012,800	5.1%

*	Less than 1%.

(1)	Does not include 3,274,666 shares of the Common Stock of the Company owned by GFP I, LP, a Delaware limited partnership, of which Robert E. Gill’s children share beneficial ownership. Pursuant to certain provisions of the Partnership Agreement, Robert E. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner; however, Mr. Gill disclaims beneficial ownership relating to all shares held in GFP I, LP. Mr. Gill is a director and executive officer of the Company.

(2)

Stock ownership for Jeffrey T. Gill includes 318,828 shares issuable under currently exercisable stock options, of which 18,828 stock options will expire if not exercised on or before March 30, 2012, and 23,975 shares owned by Patricia G. Gill, his wife. Jeffrey T. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares held by GFP I, LP, of which Jeffrey T. Gill is a limited partner holding a 38.20% ownership interest, of which Patricia G. Gill is a limited partner holding a 2.29% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill’s children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 17.61% ownership interest. Gill Family Capital Management, Inc., a Kentucky corporation (the “General Partner”), is the general partner of GFP I, LP, with a 0.96% ownership interest in GFP I, LP. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director and executive officer of the Company and was a named officer during 2011.

(3)	Includes 27,724 shares issuable under currently exercisable stock options, these stock options will expire if not exercised on or before March 30, 2012. Includes 3,274,666 shares owned by GFP I, LP, of which R. Scott Gill is a limited partner holding a 40.95% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director of the Company.

(4)	Voting and investment power is exercised through the General Partner. See footnotes (2) and (3).

(5)	In its capacity as General Partner. See footnotes (2) and (3).

(6)	Includes 11,381 shares issuable under currently exercisable stock options, these stock options will expire if not exercised on or before March 30, 2012, and 32,798 shares held by a family trust of which Mr. Brinkley is a trustee. Mr. Brinkley shares voting and investment power with respect to the shares held by the family trust.

(7)	Includes 5,175 shares issuable under currently exercisable stock options, these stock options will expire if not exercised on or before March 30, 2012.

(8)	Includes 19,434 shares issuable under currently exercisable stock options, these stock options will expire if not exercised on or before March 30, 2012, and 42,668 shares held by a family trust of which Mr. Healey is a co-trustee. Mr. Healey shares voting and investment power with respect to the shares held by the family trust.

(9)	Includes 19,896 shares issuable under currently exercisable stock options, these stock options will expire if not exercised on or before March 30, 2012, and 83,841 shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(10)	Includes 9,583 shares issuable under currently exercisable stock options, of which 6,387 stock options will expire if not exercised on or before March 30, 2012.

(11)	Includes 36,000 shares issuable under currently exercisable stock options. Mr. Walsh was a named executive officer during 2011

(12)	Includes 18,000 shares issuable under currently exercisable stock options. Mr. Lutes was a named executive officer during 2011.

(13)	Includes 520,749 shares issuable under currently exercisable stock options, of which 163,553 stock options will expire if not exercised on or before March 30, 2012.

(14)	Based on a Schedule 13G filed February 14, 2012 with the SEC by Dimensional Fund Advisors LP and dated December 31, 2011. According to the filing, Dimensional Fund Advisors LP serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the schedule were owned by the Funds. Dimensional disclaims beneficial ownership of the securities. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(15)	Based on the most recent Schedule 13G filed February 12, 2010 and Form 13F filed February 14, 2012 with the SEC by Needham Investment Management, LLC and dated December 31, 2009 and December 31, 2011, respectively. According to the filings, Needham Investment Management, LLC (“Needham”) serves as investment adviser to various series of The Needham Funds, Inc. and general partner to certain private investment funds that hold 1,012,800 shares and may be deemed to beneficially own these shares by virtue of its role as investment adviser. Needham also possesses shared voting and dispositive power over these shares. The address of Needham is 445 Park Avenue, New York, New York, 10022. The percentage of beneficially owned shares reported in the table is based on the aggregate number of shares of outstanding stock as of December 31, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of Sypris Common Stock to file reports of holdings and transactions in Sypris stock with the Securities and Exchange Commission. Based on our information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors, officers and other beneficial owners for 2011 were timely met.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the ages, positions and certain other information regarding the executive officers of the Company.

Robert E. Gill Age 86	Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

Jeffrey T. Gill Age 56	Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. Mr. Gill has served as a director of Sypris and its predecessor since 1983. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

Paul G. Larochelle Age 57	Paul G. Larochelle has served as Vice President of Sypris and as President of its subsidiary, Sypris Technologies, Inc., since October 2009. From 1980 to 2009, Mr. Larochelle served in a number of increasingly responsible executive positions with Dana Corporation, a tier one automotive and heavy truck supplier. Most recently, Mr. Larochelle served as Vice President of the Structural Products Group from 2007 to 2009 and as Vice President of Engineering and Program Management from 2004 to 2007 with Dana Corporation. During his tenure with Dana Corporation, Mr. Larochelle served as a member of the Executive Committee and on the Boards of Dana Canada and Chassis Systems, Ltd., a Dana joint venture in the
United Kingdom. Mr. Larochelle holds a Bachelor of Science Degree in Engineering from Carleton University, Ottawa, Ontario, Canada and is fluent in French.

John J. Walsh Age 53	John J. Walsh has served as Vice President of Sypris since July 2008, and as President of its subsidiary, Sypris Electronics, since March 2008. Mr. Walsh served as Corporate Executive Vice President of Strategy, Technology and Development for Ducommun Incorporated, a provider of aerospace and defense engineering and manufacturing services, and as President of Ducommun Technologies, a wholly-owned subsidiary of Ducommun Incorporated, from March 2004 to March 2008. From May 1999 through March 2004, he served as Executive Vice President and Chief Operating Officer for Special Devices, Inc., a provider of engineered energetic devices for the Automotive, Defense & Aerospace, and Mining & Blasting industries. Mr. Walsh holds a BS degree in Aeronautical and Astronautical Engineering from Purdue University, an Executive MBA from St. Joseph’s University and patents for aerospace, automotive and commercial mining and blasting applications.

Brian A. Lutes Age 47	Brian A. Lutes has served as Vice President and Chief Financial Officer of Sypris since September 2008. From 2007 to 2008, Mr. Lutes served as Chief Financial Officer and Vice Chairman of Finance and Administration for MAG Industrial Automation Systems, a leading manufacturer of machine tools and systems serving the aerospace, automotive, construction, power generation and other durable goods industries. He served as Chief Financial Officer and Vice President of Finance and Administration for The Wornick Company, a provider of shelf-stable, ready-to-eat meals to military and consumer branded food companies, from 2005 to 2007 and as Senior Vice President for Fifth Third Bancorp from 2002 to 2004. Prior to 2002, Mr. Lutes served with the General Electric Company for seventeen years in a number of increasingly responsible executive positions within GE and GE Capital culminating with his assignment as Chief Financial Officer of Global Operations for GE Medical Systems. Mr. Lutes holds Bachelor and Masters degrees in Mechanical Engineering from the University of Louisville’s Speed School of Engineering and an MBA from the University of Connecticut’s Executive MBA program.

Richard L. Davis Age 58	Richard L. Davis has served as Senior Vice President of Sypris since 1997, as Secretary from 1998 to 2003 and as Vice President and Chief Financial Officer of its predecessor from 1985 to 1997. Prior to 1985, Mr. Davis served in a number of management positions with Armor Elevator and Coopers and Lybrand. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

John R. McGeeney Age 55	John R. McGeeney has served as Vice President, General Counsel and Secretary of Sypris since August 2011 and as General Counsel and Secretary of Sypris from June 2003 to July 2011. Mr. McGeeney was Of Counsel to Middleton and Reutlinger, a law firm, in 2003, and served as General Counsel for Inviva, Inc., an insurance holding company, from 2000 to 2002. Mr. McGeeney also served in several senior leadership positions, including General Counsel and Secretary, with ARM Financial Group, a financial services company, from 1994 to 1999, and as Counsel and Assistant General Counsel for Capital Holding Corporation, a financial services company, from 1988 to 1994. Mr. McGeeney holds a BA degree from Amherst College and a JD degree from the University of Notre Dame Law School.

Anthony C. Allen Age 53	Anthony C. Allen has served as Vice President, Treasurer and Assistant Secretary of Sypris since December 2004 and as Vice President of Finance and Information Systems and Assistant Secretary of Sypris from 2003 to December 2004. Mr. Allen served as Vice President, Controller and Assistant Secretary of Sypris from 1997 to 2003. He served as Vice President of Finance of Sypris’ predecessor from 1994 to 1998 and as Vice President and Controller from 1987 to 1994. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator. Mr. Allen holds a Bachelors degree in Business Administration from Eastern Kentucky University and an MBA from Bellarmine University. He is a certified public accountant in the state of Kentucky.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s President and Chief Executive Officer, and the two other most highly compensated executive officers who served in such capacities as of December 31, 2011 (the “named executive officers”), for services rendered to the Company during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(2)	(i)(3)	(j)
J. T. Gill, President and Chief	2011	611,538	—	—	538,240	60,163	1,209,941
Executive Officer	2010	535,385	—	—	243,744	56,526	835,655

J. J. Walsh, Vice President	2011	342,236	60,000	102,750	—	35,883	540,869
	2010	324,063	95,000	71,250	—	37,289	527,602

B. A. Lutes, Vice President &	2011	316,942	40,000	102,750	—	45,250	504,942
Chief Financial Officer	2010	285,769	—	71,250	—	95,290	452,309

(1)	The amounts in column (d) reflect discretionary bonus payments allocated by the Compensation Committee to certain executive officers, including to Mr. Walsh and Mr. Lutes, in 2011, as recommended by the Company’s President and Chief Executive Officer, as well as, a payment made to Mr. Walsh in 2010 relating to his achievement of certain goals during 2009 with respect to the reorganization of the Electronics Group.

(2)	The amounts in column (e) and in column (f) reflect aggregate grant date fair value for each stock and option award granted during each fiscal year for each named executive officer, in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts in 2011 are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC and in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(3)	The amounts in column (i) include the aggregate dollar amounts of all perquisites and other compensation offered by the Company which included auto leases or auto allowances for personal and business use, relocation expenses (for Mr. Lutes), Company 401(k) matching contributions, premiums on executive life insurance, premiums on long-term disability coverage, premiums for long-term care insurance (for Mr. Gill and his spouse), and a variety of other, routine perquisites, including complimentary or discounted food and drink, executive coaching, entertainment and related travel, clothing, gifts or similar benefits which in the aggregate are less than $10,000 in value per year.

All employees in the United States not covered by a collective bargaining agreement are automatically enrolled in the Company’s 401(k) retirement savings plan (“401(k) Plan”), a tax-qualified plan, at a pre-tax contribution rate of 3%. Employees may opt out of the plan or may elect to change their contribution in increments of 1% of pre-tax salary. Historically, the Company has contributed a matching amount of 100% of the participating employees’ first 3% of eligible salary. In April of 2009, the Company suspended the matching contribution at the Board’s discretion. In October of 2010 and in August of 2011, the Company reinstated incremental matching contributions of 1%, respectively, at the Board’s discretion. Company contributions vest at the rate of 20% per year with 100% vesting attained at 5 years of service. In December of 2011 the Board approved an amendment to the Company’s 401(k) Plan pursuant to which, effective on January 1, 2012, the Company will contribute a matching amount of 50% of each participating employee’s first 6% of eligible salary.

Stock options and restricted stock awards granted in 2011 and 2010 were awarded under the 2010 Sypris Omnibus Plan and the 2004 Sypris Equity Plan (“Plans”), are subject to accelerated vesting upon any change in control of the Company, pursuant to the terms of the Plans. The respective values of the unvested stock options and the unvested shares of restricted stock which would have become vested for the named executive officers in the event of a change in control, calculated as of December 30, 2011, would have been as follows: $1,071,121 for Mr. Gill, $448,840 for Mr. Lutes and $470,792 for Mr. Walsh. For stock options, these valuations reflect (i) the number of each such individual’s unvested stock options on December 31, 2011, multiplied by (ii) the amount, if any, by which the Company’s stock price on, December 30, 2011, which was the last trading day of 2011, exceeded the strike price of such options. For restricted stock, these valuations reflect (i) the number of each such individual’s unvested shares of restricted stock on December 31, 2011, multiplied by (ii) the Company’s stock price on December 30, 2011.

In March of 2009, the Company reduced Mr. Gill’s salary by 20%, and the salaries of certain other executive officers, including Mr. Lutes, by 15%. In July of 2010, the Company reinstated the salary for Mr. Gill and certain other executive officers back to the 2008 levels, including Mr. Lutes. Effective as of March 2, 2011, the Company’s executive officers and certain other key employees, including Mr. Lutes and Mr. Walsh, entered into one-year employment agreements with the Company which expired on March 2, 2012. Under those contracts, if terminated without cause then (i) these employees would have continued to receive their current salary for a period of 12 months following the date of termination, provided that if they became employed by another entity during such time, these employees would have only received 30% of such salary, and (ii) all of the employee’s outstanding restricted stock and stock options would have become 100% vested and remained exercisable until the expiration dates then in effect for any such stock options. The employment agreements also contained confidentiality, non-compete and non-solicitation covenants by the employee during the term of the agreement. Effective May 9, 2009, the Company’s executive officers and certain other key employees, including Mr. Lutes and Mr. Walsh entered into Three-Year Bonus Agreements which upon vesting on May 9, 2012 would require payments to Mr. Lutes and Mr. Walsh of $450,000, respectively. If terminated without cause before May 9, 2012, these employees would be entitled to receive a pro rata portion of the three-year bonus within thirty (30) days of such termination date, and this Agreement will automatically terminate without further notice or obligation by the Company. All or any portion of the three-year bonus award may be paid in Common Stock (valued at its closing price on May 8, 2012, or any earlier termination date), at the sole election of the Board.

On December 20, 2011, the Board of Directors authorized the Company to enter into an Executive Equity Repurchase Agreement (the “Repurchase Agreement”) that certain members of the Company’s management team and directors may elect to join on a voluntary basis, including Mr. Gill, Mr. Lutes and Mr. Walsh. By electing to join the Repurchase Agreement the individuals would be required to offer the Company a first right to purchase shares of Common Stock of the Company beneficially owned by those individuals at then-current market prices, subject to certain exceptions.

There are two circumstances, subject to certain exceptions in each case, in which an individual would be required to offer to sell shares of Common Stock beneficially held by such person to the Company under the Repurchase Agreement. The first is when any individual proposes to transfer more than 1,500 shares of Common Stock to a third party. The second is when an individual separates service from the Company. In that second circumstance, the Company has the right to acquire all of the shares of Common Stock beneficially owned by the departing person. In both circumstances, the price per share, if accepted by the Company, would be based on the average of the closing prices of the Common Stock on NASDAQ for a trailing five trading day period. As of the date of this Proxy Statement Mr. J.T. Gill, Mr. Lutes and Mr. Walsh have elected to participate.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

		OPTION AWARDS				STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)(7)
J. T. Gill	3/2/2006	20,000		10.36	3/1/2012
	3/31/2008	18,828		4.31	3/30/2012
	2/25/2009		300,000(1)	0.82	2/25/2014
	3/2/2010		131,889(1)	2.85	3/2/2015
	4/1/2011		200,000(1)	4.11	4/1/2016
J. J. Walsh	3/31/2008	18,000	42,000(2)	4.13	3/31/2014
	3/31/2008					20,100(4)	78,792
	2/25/2009					50,000(5)	196,000
	3/2/2010					25,000(5)	98,000
	4/1/2012					25,000(5)	98,000
B. A. Lutes	9/15/2008	18,000	42,000(3)	2.10	9/15/2015
	9/15/2008					20,000(6)	78,400
	2/25/2009					25,000(5)	98,000
	3/2/2010					25,000(5)	98,000
	4/1/2011					25,000(5)	98,000

(1)	Stock option awards which vest 100% on the third anniversary of the grant date, with a five-year option term.

(2)	Stock option awards which vest 30%, 30% and 40% on the third, fourth and fifth anniversary of the grant date, respectively of a six year option term. The remaining unvested shares will vest on March 31, 2012 and March 31, 2013.

(3)	Stock option awards which vest 30%, 30% and 40% on the third, fourth and fifth anniversary of the grant date, respectively of a six year option term. The remaining unvested shares will vest on September 15, 2012 and September 15, 2013.

(4)	Restricted stock awards which vest in one-third increments on the third, fifth and seventh anniversary of the grant date. The remaining unvested restricted shares will vest on March 31, 2013 and March 31, 2015.

(5)	Restricted stock award which vests 100% on the third anniversary of the grant date.

(6)	Restricted stock awards which vest in one-third increments on the third, fifth and seventh anniversary of the grant date. The remaining unvested restricted shares will vest on September 15, 2013 and September 15, 2015.

(7)	Market value of shares that have not vested in column (h) was calculated using the closing stock price on December 30, 2011.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)(1)	(b)	(c)(3)	(g)(2)	(h)
J. F. Brinkley	45,875	20,384	5,000	71,259
W. G. Ferko	45,875	20,384	5,000	71,259
R. E. Gill(4)	—	—	345,821	345,821
R. S. Gill	32,125	20,384	5,000	57,509
W. L. Healey	42,875	20,384	5,000	68,259
S. R. Petersen	38,375	20,384	5,000	63,759
R. Sroka	44,625	20,384	5,000	70,009

(1)	The directors listed in column (a) had the following aggregate amounts of option awards outstanding at fiscal year end (Mr. Brinkley, 11,381; Mr. Ferko, 5,175; Mr. R. Scott Gill, 27,724; Mr. Healey, 19,434; Mr. Petersen, 19,896; and Mr. Sroka, 9,583).

(2)	The amount provided in column (g) represents the annual salary plus the aggregate dollar amount of all perquisites for Mr. R. E. Gill as an executive officer of the Company including an auto lease for personal and business use, Company 401(k) matching contributions, and a term life policy. Additionally, for each of the named directors the aggregate dollar amount includes a variety of routine perquisites, including complimentary or discounted food, drink, entertainment and related travel, clothing, gifts or similar benefits which in the aggregate do not exceed $5,000 in value per year.

(3)	The amounts in column (c) reflect the dollar amounts for the aggregate grant date fair value for each stock award granted during 2011 for each director, in accordance with FASB ASC Topic 718, awarded pursuant to the 2010 Sypris Omnibus Plan and the Directors Compensation Program. Because these awards consisted of fully vested shares, the amounts in column (c) are equal to the fair value of all shares awarded in 2011, valued at the closing price of the Company’s Common Stock as of the time of the award.

(4)	Mr. R. E. Gill does not receive separate compensation for his services as a director in addition to his total compensation for services as an executive officer. Mr. R. E. Gill is also the father of the Company’s President and Chief Executive Officer, Jeffery T. Gill and R. Scott Gill.

In 2011, non-employee directors (Mr. Brinkley, Mr. Ferko, Mr. R. Scott Gill, Mr. Healey, Mr. Petersen and Mr. Sroka) each received an annual retainer ranging from approximately $33,000 to $46,000, payable after each quarter, in equal cash installments. Additionally, non-employee directors received 5,200 shares of common stock, bringing the value of total compensation excluding perquisites, to a range of approximately $53,000 to $66,000.

All directors are reimbursed for travel and related expenses for attending Board and Committee meetings. In 2011, the Company held three meetings which required board members to travel. We also provide non-employee directors with travel accident insurance when on Company business. Directors who are employees of Sypris or its affiliates are not eligible to receive compensation for services as a director. As of the date of this Proxy Statement all of the directors other than R.S. Gill have elected to participate in the Repurchase Agreement.

AVAILABILITY OF REPORT ON FORM 10-K

A stockholders’ letter and a copy of our Annual Report on Form 10-K, which together constitute our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting. Such Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material. Stockholders may also request a copy of the Company’s Report on Form 10-K which may be obtained without charge by writing to John R. McGeeney, Secretary, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares over the Internet or by telephone, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting in the year 2013 (the “2013 Annual Meeting”) must deliver the proposal to the Company’s corporate Secretary at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 in compliance with the following deadlines and procedures:

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For any proposal that a stockholder wishes to include in our proxy materials for the 2013 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934, the proposal must be submitted no later than November 30, 2012. The proposal also must comply with SEC regulations set forth in Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

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For any proposal that a stockholder wishes to propose for consideration at the 2013 Annual Meeting but does not wish to include in the proxy materials for that meeting pursuant to Rule 14a-8, our bylaws require a notice of the proposal to be delivered not later than 10 days after the public announcement of the meeting date or, if earlier, the date on which notice of the meeting was mailed. The notice of the proposal also must comply with the content requirements for such notices set forth in our bylaws.

To the extent any proposals are presented for consideration at the 2013 Annual Meeting but are not described in our proxy materials for that meeting, the proxies solicited by Sypris for the 2013 Annual Meeting may confer discretionary authority to the persons named as proxy holders to vote on any such proposals.

John R. McGeeney

Vice Presient, General Counsel and Secretary

March 30, 2012

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on May 8, 2012.

Vote by Internet • Go to www.investorvote.com/SYPR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors —	The Board of Directors recommends a vote FOR all the nominees.

1.Election of Directors:	For	Withhold	+
01 - John F. Brinkley	☐	☐

02 - Robert E. Gill	☐	☐

03 - William L. Healey	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                     01FUFB

2012 Annual Meeting

2012 Annual Meeting of

Sypris Solutions Stockholders

Tuesday, May 8, 2012, 10:00 a.m., EDT

Lower Level Seminar Room, 101 Bullitt Lane

Louisville, KY 40222

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 8, 2012:

The notice of annual meeting of stockholders, proxy statement, proxy card and annual report to stockholders are available at www.sypris.com/proxymaterials.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sypris Solutions, Inc.

Notice of 2012 Annual Meeting of Stockholders

Lower Level Seminar Room, 101 Bullitt Lane, Louisville, KY 40222

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2012

The undersigned appoints Robert E. Gill and Jeffery T. Gill, and each of them, as Proxies for the undersigned, or any of them, each with the power of substitution. The Proxies are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Sypris Solutions to be held on May 8, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed. If no directions are indicated, the Proxies will have authority to vote FOR John F. Brinkley, Robert E. Gill and William L. Healey.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)